Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 13, 2006, relating to the financial statements and financial statement schedule of The Scotts Miracle-Gro Company, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Scotts Miracle-Gro Company for the year ended December 30, 2006.
Columbus, Ohio
November 12, 2007